      As filed with the Securities and Exchange Commission on August 29, 2000
                                                Registration No.
                                                333-__________

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -------------------------------------------

                                    FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                 -------------------------------------------

                             PACIFIC CAPITAL BANCORP

                       (formerly Santa Barbara Bancorp)
            (Exact name of registrant as specified in its charter)

                                       California

                                  95-3673456
               (State or other jurisdiction of (I.R.S. Employer
                 incorporation or organization) Identification
                                     No.)

                       200 East Carrillo Street, Suite 300

                       Santa Barbara, California 93101
                   (Address of principal executive offices)

                SAN BENITO BANK 1984 AMENDED STOCK OPTION PLAN
                                       and

                    SAN BENITO BANK 1995 STOCK OPTION PLAN

                           (Full title of the plan)

                 -------------------------------------------

                                                        Copy to:
          Jay D. Smith, Esq.                      Bruce W. McRoy, Esq.
  200 East Carrillo Street, Suite 300     Reicker, Clough, Pfau, Pyle, McRoy &
                                                      Herman, LLP
    Santa Barbara, California 93101            1421 State Street, Suite B
            (805) 564-6310                  Santa Barbara, California 93101
(Name, address and telephone number of               (805) 966-2440
          agent for service)
                 -------------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

TITLE OF EACH CLASS     AMOUNT        PROPOSED       PROPOSED       AMOUNT OF
   OF SECURITIES         TO BE        MAXIMUM         MAXIMUM      REGISTRATION
  TO BE REGISTERED    REGISTERED   OFFERING PRICE    AGGREGATE         FEE
                                     PER SHARE       OFFERING
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Common Stock, no      95,128       $20.25(2)     $1,926,491(2)     $536(3)
     par value         Shares(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

================================================================================

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee. The number of shares covered by this registration statement consist of the following: (a) 8,745 shares issuable upon exercise of stock options having an exercise price of $12.0992 per share; (b) 28,182 shares issuable upon exercise of stock options having an exercise price of $10.9421 per share; (c) 18,634 shares issuable upon exercise of stock options having an exercise price of $16.5289 per share; (d) 9,317 shares issuable upon exercise of stock options having an exercise price of $18.0331 per share; (e) 6,050 shares issuable upon exercise of stock options having an exercise price of $32.4463 per share; and
(f) 24, 200 shares issuable upon exercise of stock options having an exercise price of $34.7107 per share; (3) Calculated pursuant to Rule 457(h) and (c).

                                     PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*
Item 2.           Registrant Information and Employee Plan Annual
Information.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                   PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      Registrant hereby incorporates by reference in this registration statement the following documents previously filed by Registrant with the Securities and Exchange Commission:

            (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

            (2) Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000;

            (3) Registrant's Current Reports on Forms 8-K filed March 7, 2000 and May 16, 2000;

            (4) the description of the common stock, no par value, of Registrant (the "Common Stock") set forth in the registration statement on Form S-4 filed May 4, 2000, and Amendment No. 1 thereto set forth in the registration statement on Form S-4/A filed May 10, 2000 for the purpose of updating such description.

      All documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.           Description of Securities.

            Not applicable.

Item 5.           Interests of Named Experts and Counsel.

            Not applicable.

Item 6.           Indemnification of Directors and Officers.

      Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

      The Board of Directors of Registrant has resolved to indemnify the officers and directors of Registrant to the full extent permitted by Section 317 of the California General Corporation Law, and Registrant's Articles of Incorporation and Amended and Restated Bylaws authorize Registrant to provide for indemnification of officers and directors to the same extent. This indemnification limits the personal monetary liability of directors in performing their duties on behalf of Registrant, to the extent permitted by the California General Corporation Law, and permits Registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the California General Corporation Law. In addition, Registrant maintains a directors' and officers' liability insurance policy that insures its directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 7.           Exemption from Registration Claimed.

            Not applicable.

Item 8.           Exhibits.

      The following documents are filed as a part of this registration statement.

Exhibit Number      Document Description

4.1                 San Benito Bank 1984 Amended Stock Option Plan  *

4.2                 San Benito Bank 1995 Stock Option Plan  *

5.1                 Opinion of Counsel  *

23.1                Consent of Counsel (included in the opinion filed as
                                      Exhibit 5.1)

23.2                Consent of Arthur Andersen LLP *

24.1                Power of Attorney (see signature page of this registration statement).


*     Filed herewith.

Item 9.     Undertakings.

      A.    The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California on August 28, 2000.

                                          PACIFIC CAPITAL BANCORP

                                   By:/s/     William S. Thomas, Jr.
                                              William S. Thomas, Jr.,President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Jay D. Smith and Donald Lafler, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   NAME                    TITLE                               DATE
   ------------------------

   ------------------------
   /s/ Donald M. Anderson  Vice  Chairman  of  the  Board  and August 28, 2000
   Donald M. Anderson      Director

   ------------------------
   /s/ David W. Spainhour Chairman of the Board and Director August 28, 2000 David W. Spainhour

   ------------------------
   /s/ William S. Thomas,  President, Chief Executive Officer  August 28, 2000
   Jr.                     and Director
   William S. Thomas, Jr

   ------------------------
   /s/ D. Vernon Horton    Vice Chairman and Director          August 28, 2000
   D. Vernon Horton

   ------------------------
   /s/ Clayton C. Larson   Vice Chairman and Director          August 28, 2000
   Clayton C. Larson

   /s/ Edward J. Czajka    Controller                          August 28, 2000
   Edward Czajka           (Principal Accounting Officer)

   /s/ Edward E. Birch     Director                            August 28, 2000
   Edward E. Birch

   ------------------------
   /s/ Richard M. Davis    Director                            August 28, 2000
   Richard M. Davis

   ------------------------
   /s/ Dale E. Hanst       Director                            August 28, 2000
   Dale E. Hanst

   ------------------------
   /s/ Roger C. Knopf      Director                            August 28, 2000
   Roger C. Knopf

   ------------------------
   /s/    Richard    A.    Director                            August 28, 2000
   Nightingale
   Richard A. Nightingale

   ------------------------
   /s/ Kathy J. Odell      Director                            August 28, 2000
   Kathy J. Odell

   ------------------------
   /s/ Willaim H. Pope     Director                            August 28, 2000
   William H. Pope

   ------------------------

   ------------------------

                                INDEX TO EXHIBITS

  Exhibit Number                            Description

        4.1         San Benito Bank 1984 Amended Stock Option Plan  *

        4.2         San Benito Bank 1995 Stock Option Plan  *

        5.1         Opinion of Counsel  *

       23.1         Consent  of  Counsel  (included  in  the  opinion  filed  as
                                      Exhibit 5.1)

       23.2         Consent of Arthur Andersen LLP  *

       24.1         Power of Attorney (see signature  page of this  registration statement).


------------------
* Filed herewith.

Exhibit 4.1

                                 SAN BENITO BANK

                         1984 AMENDED STOCK OPTION PLAN

      Amended as of February 16, 1988 and April 18, 1989

1.    PURPOSE.

      The purpose of this 1984 Amended Stock Option Plan (the "Plan") of San Benito Bank and its affiliates (hereinafter collectively referred to as the "Bank") is to secure for the Bank and its shareholders the benefits of the incentive inherent in the ownership of Common Stock of the Bank by those directors and key full-time employees and officers of the Bank who will share responsibility with management of the Bank for its future growth and success.

      The word "affiliate", as used in this Plan, means any bank or corporation in an unbroken chain of banks or corporations beginning or ending with the Bank, if at the time of the granting of an option, each such bank or corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other banks or corporations in the chain.

2.    ADMINISTRATION.

      The following provisions shall govern the administration of the Plan:

      (a) The Plan shall be administered by the Board of Directors or a committee of the Board of Directors appointed for this purpose by the Board of Directors (the " Committee") composed of not less than three (3) directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Board of Directors shall designate a Chairman and Vice-Chairman of the Committee from among the Committee members. Acts of the committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a quorum of the Committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

      (b) The Bank shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Board of Directors or, if appointed, the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Board of Directors or, if appointed, the committee, shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the power to: (i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan and which persons are considered to be 'employees" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and therefore eligible to receive incentive stock options under the Plan; (ii) determine to whom of the eligible persons, if any, options shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted thereunder shall be "incentive stock options," as defined in section 422A of the Code, or "nonstatutory stock options"; (iv) specify the number of shares to be covered by each option; (v) in the event a particular option is to be an incentive stock option, determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Board of Directors or the Committee, so as to provide for or conform such option to any change in any law, regulation, ruling or interpretation applicable thereto; and (vi) to make all other determinations deemed necessary or advisable for administering the Plan. The determination on the foregoing matters by the Board of Directors or the Committee shall be conclusive.

3.    PARTICIPANTS.

      Participants in the Plan shall be those directors and key full-time salaried employees and officers of the Bank to whom options may be granted from time to time by the Board of Directors or the committee.

4.    THE SHARES.

      The shares of stock initially subject to options authorized to be granted under the Plan shall consist of One Hundred Six Thousand Eight Hundred Seventy-five (106,875) shares of the no par value Common Stock of the Bank (the "Shares"), or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6. Thirty-five Thousand (35,000) out of the One Hundred Six Thousand Eight Hundred Seventy-five (106,875) Shares reserved for issuance under the Plan shall be reserved for issuance to non-employee directors of the Bank in accordance with Section 5(a) hereof. The Shares subject to the Plan may be set aside out of the authorized but unissued shares of Common Stock of the Bank not reserved for any other purpose or out of shares of Common Stock subject to an option which, for any reason, terminates unexercised as to the Shares.

5.    GRANT, TERMS AND CONDITIONS OF OPTIONS .

      Options may be granted at any time prior to the termination of the Plan to directors, officers and other key, full-time salaried employees of the Bank who, in the judgment of the Board of Directors or the Committee, contribute to the successful conduct of the operation of the Bank through their judgment, interest, ability and special efforts; provided, however, that:(i) an eligible officer or employee shall not participate in the granting of his or her own option; (ii) the aggregate initial fair market value of the stock (determined as of the date the option is granted) that may be acquired by any one officer or employee pursuant to all incentive stock options granted under the Plan after 1986 that are exercisable for the first time during any one calendar year (taking into account all incentive stock options under any stock option plans of the Bank, any of its affiliates and any predecessor of any such corporation) shall not exceed $100,000; (iii) except in the case of termination by death or disability, as set forth in Section 5 (d) below, in the case of an incentive stock option, the granted option must be exercised by the optionee no later than three (3) months after any termination of employment with the Bank and said employment must have been continuous since the granting of the option; and (iv) the total number of shares subject to options granted to any one optionee, at any one time, shall not exceed ten percent (10%) of the then issued and outstanding shares of Common Stock of the Bank. In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:

      (a) Non-Employee Director Participants. Thirty-five Thousand (35,000) out of the One Hundred Six Thousand Eight Hundred Seventy-five (106,875) Shares of the Bank's Common Stock reserved for issuance under the Plan shall be reserved for issuance and granted to non-employee directors of the Bank as follows: (i) Upon approval of the Plan by the affirmative vote of majority of the outstanding shares of Common Stock of the Bank, nonstatutory option to purchase Two Thousand Five Hundred of the Shares shall be granted to each current non-employee director of the Bank who is re-elected on June 13, 1989, for a total grant of options in the aggregate amount of Twenty-five Thousand (25,000) Shares as follows:

                                                Number of Shares

      Director                                        Subject to Option

      Ronald L. Darby                                       2,500
      Albert F. Guerra                                      2,500
      John D. Maness                                        2,500
      Stanley L. Maynes                                     2,500
      Gerald T. McCullough                                  2,500
      David M. Porteur                                      2,500
      Frank J. Sabbatini                                    2,500
      Ray A. Sabbatini                                      2,500
      Enos N. Silva                                         2,500
      Robert W. Yant                                        2,500

      Each nonstatutory option so granted to the above-named nonemployee directors of the Bank shall be granted at an exercise price no less than one hundred percent (100%) of the fair market value of the Bank's common Stock on the date of grant. All such nonstatutory options so granted shall be exercisable for a term not exceeding ten (10) years from the date of grant and shall be exercisable in twenty percent (20%) cumulative annual installments commencing with the first anniversary of the grant date. Additionally, the remaining Ten Thousand (10,000) of the Thirty-five Thousand (35,000) Shares reserved for issuance to non-employee directors of the Bank will be granted to nonemployee directors of the Bank who are elected to the Board of Directors of the Bank after June 13, 1989. Each such option so granted shall be for Two Thousand Five Hundred (2,500) Shares (or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided 'in Section 6) for a term not exceeding ten (10) years from the date of grant and shall be exercisable in twenty percent (20%) cumulative annual installments commencing with the first anniversary of the grant date. NO NON-EMPLOYEE DIRECTOR SHALL BE ELIGIBLE TO RECEIVE ANY STOCK OPTION OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION 5 (a).

      (b) Option Price. The purchase price under each option shall be not less than one hundred percent (100%) of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Board of Directors or the Committee. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2. If, however, an employee owns stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, the option price of any incentive stock option granted to such optionee shall be not less than 110 percent (110%) of such fair market value at the time such option is granted.

      (c) Duration and Exercise of Options. Each option shall vest in such manner and at such time up to but not exceeding ten (10) years from the date the option is granted as the Board of Directors or the Committee shall determine in its sole discretion; provided also, however, that the Board of Directors or the Committee may, in its sole discretion, accelerate the time of exercise of any option. If an employee owns stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, any incentive stock option shall vest in such manner and at such time up to but not exceeding five (5) years from the date the option is granted. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.

      With respect to incentive stock options granted to a participant under the Plan in any calendar year, the Bank may grant a participant incentive stock options to purchase Shares having more than $100,000 in initial aggregate fair market value (determined at the times the options are granted), subject to the $100,000 limitation set forth in this paragraph applicable to each year in which such options become first exercisable. The optionee may exercise, during a calendar year, an incentive stock option granted after 1986 only to the extent that the aggregate initial fair market value of the Shares that may be acquired pursuant to the option (or portion thereof) and all other incentive stock options granted after 1986 that are first exercisable by the optionee during the calendar year does not exceed $100,000 (taking into account all incentive stock options granted under any stock option plan of the Bank or any affiliate of the Bank, or any predecessor of any such corporation). If permitted under regulations promulgated by the Treasury Department or by a ruling of the Internal Revenue Service, the optionee may choose, among the options granted under the Plan that are otherwise first exercisable by the optionee in a calendar year, those options the optionee wishes to exercise subject to the $100,000 limitation. If such a choice is not permitted (as determined by the Board of Directors or the Committee, in its sole discretion), the optionee may exercise an incentive stock option in a calendar year, either in whole or in part, only if the aggregate initial fair market value of the shares that the optionee may acquire under incentive stock options that were granted after 1986 prior to the first mentioned option and which become first exercisable in such year (without regard to the $100,000 limitation) does not exceed $100,000. If an optionee does not exercise an incentive stock option (or portion thereof) that is first exercisable in a calendar year under the $100,OOO limitation, the optionee may exercise that option (or portion thereof) in subsequent years without regard to the $100,000 limitation.

      To the extent the right to purchase Shares has vested under a Participant's stock option agreement, options may be exercised from time to time by delivering payment therefor in cash, certified check, official bank check, or the equivalent thereof acceptable to the Bank, together with written notice to the Secretary of the Bank identifying the option or part thereof being exercised and specifying the number of Shares f or which payment is being tendered. The Bank shall deliver to the optionee, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such' notice unless an earlier or later date shall be mutually agreed upon, without transfer or issue tax to the optionee (or other person entitled to exercise the option) at the principal of f ice of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Bank for such period as may be required for it with reasonable diligence to comply with any requirements of law. If an option covers incentive and nonstatutory stock options, separate stock certificates will be issued; one or more for incentive stock options and one or more for the nonstatutory stock options.

      (d) Termination of Employment or Officer or Director Status. Upon the termination of an optionee's status as an employee, officer or director of the Bank, his or her rights to exercise an option then held shall be only as follows:

      DEATH OR DISABILITY: If an optionee's employment or status as an officer or director is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) or the optionee's estate (in the event of the optionee's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

      An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

      CAUSE: If an employee, officer or director is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Bank, or to have deliberately disregarded the rules of the Bank which resulted in loss, damage or injury to the Bank, or if an optionee makes any unauthorized disclosure of any of the secrets or confidential information of the Bank, induces any client or customer of the Bank to break any contract with the Bank or induces any principal for whom the Bank acts as agent to terminate such agency relations, or engages in any conduct which constitutes unfair competition with the Bank, or if an optionee is removed from any office of the Bank by the Federal Deposit Insurance Corporation or any other bank regulatory agency, neither the optionee nor the optionee's estate shall be entitled to exercise any option with respect to any Shares whatsoever after termination of employment or officer or director status, whether or not after termination of employment or officer or director status the optionee may receive payment from the Bank for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. In making such determination, the Board of Directors shall act fairly and shall give the optionee an opportunity to appear and be heard at a hearing before the full Board of Directors and present evidence on the optionee's behalf. For the purpose of this paragraph, termination of employment or officer or director status shall be deemed to occur when the Bank dispatches notice or advice to the optionee that the optionee's employment or status as an officer or director is terminated and not at the time of optionee's receipt thereof.

      OTHER REASONS: If an optionee's employment or status as an officer or director is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause", the optionee may, with respect to incentive stock options, within three (3) months following such termination, and, with respect to nonstatutory stock options, within three (3) months and one (1) day following such termination, exercise the option to the extent such option was exercisable by the optionee on the date of termination of the optionee's employment or status as an officer or director, provided the date of exercise is in no event after the expiration of the term of the option.

      (e) Transferability of option. No option shall be transferable other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

      (f) Other Terms and conditions. options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board of Directors or the Committee shall deem appropriate. No option, however, nor anything' contained in the Plan, shall confer upon any optionee any right to continue in the employ or in the status as an officer or director of the Bank, nor limit in any way the right of the Bank to terminate an optionee's employment or status as an officer or director at any time.

      (g) Use of Proceeds. from Stock. Proceeds from the sale of Shares pursuant to the exercise of options granted under the Plan shall constitute general funds of the Bank.

      (h) Rights as a Shareholders. The optionee shall have no rights as a shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 6 hereof.

      (i) Withholding. The Bank shall have the right upon the exercise of an option to deduct any sum required to be withheld under federal, state or local tax laws or regulations. The Bank may condition the issuance of Shares upon exercise of any option upon the payment by the optionee of any sum required to be withheld under applicable laws or regulations. The Bank has no duty to advise any optionee of the existence of any tax or any amounts which may be withheld.

6.    ADJUSTMENT OF AND CHANGES IN THE SHARE

      In the event the shares of Common Stock of the Bank, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Bank or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Bank shall be increased through the payment of a stock dividend, the Board of Directors shall substitute for or add to etch share of Common Stock of the Bank theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Bank shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised shall be exercisable, so that any optionee's proportionate interest in the Bank by reason of his or her rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price to the unexercised portion of the option and with a corresponding adjustment in the option price per share.

      In the event of sale, dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving or resulting corporation, the Board of Directors may, in its discretion, provide for the assumption by the surviving or resulting corporation of every option outstanding hereunder an its terms and conditions, both as to the number of shares and otherwise; provided, however, that, if the Board of Directors does not provide for such assumption, the Board of Directors shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, further, that in all events the optionee shall have the right immediately prior to such sale, dissolution, liquidation, or merger or consolidation in which the Bank is not the surviving or resulting corporation to notification thereof as soon as practicable and, thereafter, to exercise the optionee's option to purchase Shares subject thereto to the extent of any unexercised portion of the option, regardless of the vesting provisions of
Section 5(c) hereof. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

      In the event of an offer by any person or entity to all shareholders of the Bank to purchase any or all shares of Common Stock of the Bank (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6 hereof) , any optionee under this Plan shall have the right upon the commencement of such offer to exercise the option and purchase shares subject thereto to the extent of any unexercised or unvested portion of such option.

      Notwithstanding anything contained herein to the contrary, in the event any acceleration of any unvested portion of an option as provided in this
Section 6 shall constitute an "excess parachute payment" as that term is defined in Section 28OG of the Internal Revenue Code of 1986, as amended, when aggregated with all other compensation and benefits received by the optionee upon the occurrence of any of the events described in this Section 6, the acceleration of the option shall be limited to such amount as to prevent the aggregate value of said vesting and such other compensation and benefits from becoming an "excess parachute payment".

      No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 6. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Bank to each holder of an option which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

      To the extent the foregoing adjustments relate to stock or securities of the Bank, such adjustments shall be made by the Board of Directors or the. Committee, whose determination in that respect shall be final, binding and conclusive.

      Except as expressly provided in this Section 6, an optionee shall have no rights by reason of any of the following events: (1) subdivision or consolidation of shares of stock of any class; (2) payment of any stock dividend; (3) any other increase or decrease in the number of shares of stock of any class; (4) any dissolution, liquidation, merger, consolidation, spin-off of assets or stock of another corporation. Any issue by the Bank of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made.

      The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

7.    LISTING OR QUALIFICATION OF SHARES.

      All options granted under the Plan are subject to the requirement that if at any time the Board of Directors or the Committee shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of Shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors or the Committee.

8.    BINDING EFFECT OF CONDITIONS.

      The conditions and stipulations herein contained, or in any option granted pursuant to the Plan shall be, and constitute, a covenant running with all of the Shares acquired by the optionee pursuant to this Plan, directly or indirectly, whether the same have been issued or not, and those Shares owned by the optionee shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the optionee shall agree to use the optionee's best efforts to cause the officers of the Bank to refuse to record on the books of the Bank any assignment or transfer made or attempted to be made except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates or the Shares represented thereby, except strictly in accordance with the provisions of the Plan.

9.    AMENDMENT AND TERMINATION OF THE PLAN.

      The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Bank and the approval of the Superintendent of Banks, State of California, (i) increase the maximum number of shares for which options may be granted under the Plan; (ii) change the computation as to minimum option prices set forth in Paragraph 5(b); (iii) extend the period during which options may be granted or exercised; or (iv) amend the requirements as to the class of employees, officers or directors eligible to receive options. Except as provided in Section 6, no termination, modification or amendment of the Plan may, without the consent of an employee, officer or director to whom such option shall theretofore have been granted, adversely affect the rights of such employee, officer or director under such option. Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, it shall terminate ten (10) years after the earlier of its adoption by the Board of Directors or approval by the shareholders.

10.   EFFECTIVE OF THE PLAN.

      The Plan shall become effective only upon approval by the Board of Directors. The exercise of any options granted pursuant to the Plan shall be conditioned upon the approval of the Plan within 12 months before or after the date such Plan is adopted by the holders of a majority of the outstanding shares of Common Stock of the Bank.

11.   PRIVILEGES OF STOCK OWNERSHIP; SECURITIES
      LAW COMPLIANCE: NOTICE OF SALE.

      No optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the optionee. No Shares shall be purchased upon the exercise of any option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which the Common Stock of the Bank may be listed shall have been fully complied with. The Bank shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options. The optionee shall give the Bank notice of any sale or other disposition of any such Shares not more than five (5) days after such sale or other disposition.

12.   INDEMNIFICATION.

      To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors or the Committee shall be liable for any, action or omission of any other member of the. Board of Directors or Committee nor for any act or omission of any other member of the Board of Directors or Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Bank shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the committee in any action against such person (whether or not the Bank is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Bank, or all or any combination of the preceding; provided, the director or Committee member was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Bank or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Bank by a shareholder or holder of a voting trust certificate representing shares of the Bank. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term "persons" as used in this section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

Exhibit 4.2

                                 SAN BENITO BANK

                             1995 STOCK OPTION PLAN

1.    PURPOSE

       The purpose of the San Benito Bank 1995 Stock Option Plan (hereinafter the "Plan") is to provide a means whereby directors and certain employees of San Benito Bank (hereinafter the "Bank") may be given an opportunity to purchase shares of the no par value common stock of the Bank (hereinafter the "Common Stock"). The Plan is intended to advance the interests of the Bank by encouraging stock ownership on the part of directors and employees, by enabling the Bank to secure and retain the services of highly qualified persons and by providing directors and employees with an additional incentive to make every effort to enhance the success of the Bank.

2.    STOCK SUBJECT TO OPTION

       Subject to adjustment as provided in Section 4(g) hereof, options may be granted by the Bank from time to time to purchase an aggregate of Two Hundred Thousand (200,000) shares of the Bank's authorized but unissued Common Stock (the "Shares"). Fifty Thousand (50,000) out of the Two Hundred Thousand (200,000) Shares reserved for issuance under the Plan shall be reserved for issuance to non-employee directors of the Bank in accordance with Section 4(a) hereof.

       If any option granted under the Plan shall terminate for any reason or expire before such option is exercised in full, the Shares previously reserved for issuance upon exercise of such option shall again become available for grant pursuant to the Plan.

3.    PARTICIPANTS

      Participants in the Plan ("Participants") shall be-those directors, key full-time salaried employees and officers of the Bank to whom options may be granted from time to time by the Board of Directors or the Stock Option Committee (as provided in Section 5, the "Committee").

4.    GRANT TERMS AND CONDITIONS OF OPTIONS

      Options may be granted at any time prior to the termination of the Plan to officers and key full-time salaried employees of the Bank who, in the judgment of the Board of Directors or the Committee, contribute to the successful conduct of the operation of the Bank through their judgment, interest, ability and special efforts and to non-employee directors of the Bank; provided, however, that: (i) an eligible officer or employee shall not participate in the granting of -his or her own -option; (ii) the aggregate initial fair market value (determined as of the times the options are granted) of the stock that may be acquired by any one officer or employee pursuant to all incentive stock options granted under the Plan that are exercisable for the first time during any one calendar year (taking into account all incentive stock options under any stock option plans of the Bank, any of its affiliates, and any predecessor of any such corporation) shall not exceed $ 100,000; and (iii) except in the case of termination by death or disability or cause, as set forth in Section 4(d) below, in the case of an incentive stock option the granted option must be exercised by the Participant no later than three (3) months after any termination of employment or status as an officer with the Bank and said employment or status as an officer must have been continuous since the granting of the option; and
(iv) the total number of shares subject to options granted to any one Participant, at any one time, shall not exceed ten percent (10%) of the then issued and outstanding shares of Common Stock of the Bank. In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:

             (a) Non-Employee Director Participants. Fifty Thousand (50,000) out of the Two Hundred Thousand (200,000) Shares of the Banks Common Stock reserved for issuance under the Plan shall be reserved for issuance and granted to- each non-employee -director of the Bank (a "Director") as follows:

               (i) Each Director who is a Director on the date the Plan is adopted by the Board of Directors (the "Commencement Date") shall be entitled to a grant of an option to purchase Two Thousand Five Hundred (2,500) Shares ("Initial Grant"), which option shall be granted on the first business day following the meeting of shareholders at which the Plan is approved (the "Grant Date"), but shall not be exercisable until satisfaction of the vesting period as provided in Section 4(a)(v) hereof.

               (ii) On each anniversary date of the Grant Date (the "Anniversary Date"), each Director who has been a Director continuously for the preceding year and who has not previously received one or more grants of options shall be entitled to a grant of an option' to purchase Two Thousand Five Hundred (2,500) Shares (an "Annual Grant"). Notwithstanding the foregoing, the maximum number of Shares for which options may be granted under the Plan to any Director shall be Two Thousand Five Hundred (2,500) Shares.

               (iii) In the event a Director who is entitled to an Initial Grant or Annual Grant on the Grant Date or Anniversary Date, respectively, ceases to be a Director for any reason prior to the Grant Date or Anniversary Date, respectively, such Director shall not be entitled to receive such Initial Grant or Annual Grant.

               (iv) No proration of an Annual Grant shall be made to any Director based on a partial year of service as a Director.

                (v) With respect to each option granted under this Section 4(a), each Director shall agree to remain as a Director of the Bank and to render his or her services for a period of at least six (6) months from the respective Initial Grant or Annual Grant but such agreement shall not impose upon the Bank any obligation to retain the Participant as Director for any period. No option granted under this Section 4(a) may be exercised by any Participant unless and until the Participant has served continuously as a Director of the Bank for a period of six (6) months from the Initial Grantor Annual Grant of such option:
(the "Vesting Period"),- except asset forth in Sections 4(d) and 4(g) hereof. Upon the expiration of six (6) months from each respective Initial Grant or Annual Grant, each option shall become immediately exercisable in full.

      (b) Option Price. The purchase price under each option shall be not less than one hundred percent (100%) of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Board of Directors or the Committee. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2. If, however, an employee owns stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, the option price of any incentive stock option granted to such Participant shall be not less than 110 percent (110%) of such fair market value at the time such option is granted.

      (c) Duration and Exercise of Options. Except for options granted pursuant to Section 4(a) hereof which shall vest as provided in Section 4(a) hereof, each option shall vest in such manner and be exercisable for a term up to, but not exceeding, ten (10) years from the date the option is granted as the Board of Directors or the Committee shall determine in its sole discretion; provided also, however, that the Board of Directors or the Committee may, in its sole discretion, accelerate the time of exercise of any option. If an employee owns stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, any incentive stock option shall vest in such manner and at such time up to but not exceeding five (5) years from the date the option is granted. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.

      With respect to incentive stock options granted to officer or key employee Participants under the Plan in any calendar year, the Bank may grant incentive stock options to purchase Shares having more than $100,000 in initial aggregate fair market value (determined at the times the options are granted), subject to the $100,000 limitation set forth in this paragraph applicable to each year in which such options become first exercisable. Such Participant may exercise, during a calendar year, an incentive stock option only to the extent that the aggregate initial fair market value of the Shares (determined at the time the options are granted) that may be acquired pursuant to the option (or portion thereof) and all other incentive stock options that are first exercisable during the calendar year does not exceed $ 100,000 (taking into account all incentive stock options granted under any stock option plan of the Bank or any affiliate of the Bank, or any predecessor of any such corporation). If permitted under regulations promulgated by the. Treasury Department or by a ruling of the Internal Revenue Service, the Participant may choose, among the options granted under the Plan that are first exercisable by the Participant in a calendar year, those options the Participant wishes to exercise subject to the $100,000 limitation. If such choice is not permitted, the Participant may exercise an incentive stock option in a calendar year, either in whole or in part, only if the aggregate initial fair market value of the Shares that the Participant may acquire under incentive stock options prior to the first mentioned option and which become first exercisable in such year (without regard to the $ 100,000 limitation) does not exceed $100,000. If a Participant does not exercise an incentive stock option(or portion thereof) that is first exercisable in a calendar year under the $100,000 limitation, the Participant may exercise that option (or portion thereof) in subsequent years without regard to the $100,000 limitation.

      To the extent the right to purchase Shares has vested under a Participant's stock option agreement, options may be exercised from time to time by delivering payment in full, plus any income taxes which may then be due and payable, in cash, or by certified check, official bank check, or the equivalent thereof acceptable to the Bank together with written notice to the Secretary of the Bank identifying the option or portion thereof being exercised and specifying the number of Shares for which payment is being tendered. The Bank shall deliver to the Participant, which delivery shall be not less than fifteen
(15) days and not more than thirty (30) days after the giving of such notice unless an earlier or later date shall be mutually agreed upon, without transfer or issue tax to the Participant (or other person entitled to exercise the option) at the principal office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, that the time of such delivery may be postponed by the Bank for such period as may be re for it with reasonable diligence to comply with any requirements of law. If an option covers incentive and nonstatutory stock options, separate stock certificates will be issued, one or for incentive stock options and one or more for the nonstatutory stock options.

      (d) Termination of Employment or Officer or Director Status. Upon the termination of a Participant's status as an employee or officer or director of the Bank, his or her rights exercise an option then held shall: be only as follows:

            (i) DEATH OR DISABILITY: If a Participant's employment or status as an officer or director is terminated by death or disability, such Participant or such Participants qualified representative (in the event of the Participants mental disability) or the Participants estate (in the event of the Participant's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the Participant was entitled to exercise such option on the date of the Participants death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

            A Participant's "estate" shall mean the Participant's legal representative or any person who acquires the right to exercise an option by reason of the Participant's death.

            (ii) CAUSE: If an employee, officer or director is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Bank, or to have deliberately disregarded the rules of the Bank which resulted in loss, damage or injury to the Bank, or if a Participant makes any unauthorized disclosure of any of the secrets or confidential information of the Bank, induces any client or customer of the Bank to break any contract with the Bank or induces any principal for whom the Bank acts as agent to terminate such agency relationship, or engages in any conduct which constitutes unfair competition with the Bank, or if a Participant is removed from any office or directorship of the Bank by the Federal Deposit Insurance Corporation, the Federal Reserve Board, the California State Banking Department or any other regulatory agency, or if a director Participant is removed at a director of the Bank pursuant to California Corporations Code
Section 302 or Section 304, any other applicable law or regulation, neither the Participant nor the Participant's estate shall be entitled to exercise any option with respect to any Shares whatsoever after termination of employment or officer or director status, whether or not after termination of employment or officer or director status, the Participant may receive payment from the Bank for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. In making such determination, the Board of Directors shall act fairly and shall give the Participant an opportunity to appear and be heard at a hearing before the full Board of Directors and present evidence on the Participants behalf For the purpose of this paragraph, termination of employment or officer or director status shall be deemed to occur when the Bank dispatches notice or advice to the Participant that the Participant's employment or status as an officer or director is terminated and not at the time of the Participant' s receipt thereof.

            (iii) OTHER REASONS: If a Participant s employment or status as an officer or director is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause", the Participant may, with respect to incentive stock options, within three (3) months following such termination, and, with respect to nonstatutory stock options, within three (3) months and one
(1) day following such termination, exercise the option to the extent such option was exercisable by the Participant on the date of termination of the Participant's employment or status as an officer or director, provided the date of exercise is in no event after the expiration of the term of the option.

            (iv) EXTENSION OF GRACE PERIOD: If a Participant employment or status officer or director is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause" and the Participant dies or becomes disabled, with respect to incentive stock options, during the three
(3) months following such termination, and, with respect to nonstatutory stock options, within three (3) months and one (1) day following such termination, such Participant or such Participant's qualified representative (in the event of the Participants mental disability) or the Participant's estate (in the event of the Participant's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the Participant was entitled to exercise such option on the date of the Participant's death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

      (e) Transferability of Option. No option shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the Participant's lifetime only by the Participant.

      (f) Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board of Directors or the Committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any Participant any right to continue in the employ or in the status as an officer or director of the Bank, nor limit in any way the right of the Bank to terminate a Participants employment or status as an officer or director at any time.

      (g) Adjustment for Changes in Common Stock. In the event the shards of Common Stock of the Bank, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Bank or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Bank shall be increased through the payment of a stock dividend, the Board of Directors shall substitute for or add to each share of Common Stock of the Bank theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Bank shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised shall be exercisable, so that any Participants proportionate interest in the Bank by reason of his or her rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price of the unexercised portion of the option and with a corresponding adjustment in the option price per share.

       In the event of sale, dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving or resulting corporation, the Board of Directors may, in its discretion, provide for the assumption by the surviving or resulting corporation of every option outstanding hereunder on its terms and conditions, both as to the number of shares and otherwise; provided, however, that, if the Board of Directors does not provide for such assumption, the Board of Directors shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, further, that in all events the Participant shall have the right immediately prior to such sale, dissolution, liquidation, or merger or consolidation in which the Bank is not the surviving or resulting corporation to notification thereof as soon as practicable and, thereafter, to exercise the Participants option to purchase Shares subject thereto to the extent of any unexercised portion of the option, regardless of the vesting provisions of
Section 4(b) hereof. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

      In the event of the purchase by any person or entity of, or an offer by any person or entity to all shareholders of the Bank to purchase any or all shares of Common Stock of the Bank (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 4(g) hereof), any Participant under this Plan shall have the right upon such purchase or the commencement of such offer to. exercise the option and purchase shares subject thereto to the extent of any unexercised or unvested portion of such option.

      No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 4(g). In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Bank to each holder of an option which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

       To the extent the foregoing adjustments relate to stock or securities of the Bank, such adjustments shall be made by the Board of Directors or the Committee, whose determination in that respect shall be final, binding and conclusive.

       Except as expressly provided in this Section 4(g), a Participant shall have no rights by reason of any of the following events: (1) subdivision or consolidation of shares of stock of any class; (2) payment of any stock dividend; (3) any other increase or decrease in the number of shares of stock of any class; (4) any dissolution, liquidation, merger, consolidation, spin-off of assets or stock of another corporation. Any issue by the Bank of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made.

       The grant of an option pursuant to the Plan shall not affect in any way the right or. power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

       (h) Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any Shares-until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 4(g) hereof.

      (i) Withholding The Bank shall have the right upon the exercise of an option. to deduct any sums required to be withheld under federal, state or local tax laws or regulations. The Bank may condition the issuance of Shares upon exercise of any option upon the payment by the Participant of any sums required to be withheld under applicable laws or regulations. The Bank has no duty to advise any Participant of the existence of any tax or any amounts which may be withheld.

5.    ADMINISTRATION

       The Plan shall be administered by a Stock Option Committee (the "Committee") which shall consist of all members of the Board of Directors of the Bank, or a committee of the Board of Directors composed of not fewer than three
(3) directors appointed for this purpose by the Board of Directors, except those directors who are officers or full-time, salaried, key employees of the Bank. The Bank shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the Plan's administration, including, without limitation, the power to (i) determine which persons meet the requirements of Section 3 hereof for selection as participants of the Plan; (ii) except as provided in Section 4(a) hereof, determine to which of the eligible persons, if any, options shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted thereunder shall be incentive stock options or nonstatutory stock options; (iv) except as provided in Section 4(a) hereof, specify the number of shares to be covered by each option; (v) in the event a particular option is to be an incentive stock option, determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Board of Directors or the Committee, so as to provide for or conform such option to any change in any law, regulation, ruling or interpretation applicable thereto; and
(vi) make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

6.    EFFECTIVE DATE AND TERMINATION OF PLAN

      (a) The Plan shall become effective only upon adoption by the Board of Directors.

      The exercise of any options granted pursuant to the Plan shall be conditioned upon approval of the Plan by the holders of a majority of all of the shares of Common Stock of the Bank represented and voting at a meeting of shareholders of the Bank to which the Plan is submitted for approval, by the holders of a majority of the disinterested shares represented and voting at such meeting and upon satisfaction of any other conditions to such exercise as may be imposed by the Superintendent of Banks, State of California.

      (b) Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, it shall terminate ten (10) years after the earlier of its adoption by the Board of Directors or approval by the shareholders. The termination of the Plan shall not alter the maximum term, the vesting provisions or other terms or conditions of any option granted prior to termination of the Plan.

7.    AMENDMENTS

      The Board of Directors of the Bank or the Committee may from time to time, with the approval of the Superintendent of Banks of the State of California, alter or amend the Plan or alter or amend any and all agreements evidencing options granted thereunder; provided, however, that the Board of Directors shall not without the approval of the shareholders of the Bank: (i) increase the maximum number of Shares for which options may be granted under the Plan;
 (ii) increase the benefits accruing to Participants under the Plan; or (iii) modify the requirements as to the class of employees or officers or directors eligible to receive options. The Board of Directors shall have complete power and authority to terminate the Plan at any time prior to its scheduled expiration date. Except as provided in Section 4(g), no termination, modification or amendment of the Plan may, without the consent of an employee or officer or director to whom an option shall theretofore have been granted, adversely affect the rights of such employee or officer or director under such option.

8.    USE OF PROCEEDS

      The proceeds from the sale of Common Stock pursuant to the exercise of options will be used for the Bank's general corporate purposes.

9.    NO OBLIGATION TO EXERCISE OPTION

      The granting of an option hereunder shall impose no obligation upon the Participant to exercise such option.

10.   SECURITIES LAWS

      No shares of Common Stock shall be issued upon the exercise of any option under the Plan unless and until the Bank has complied with any then applicable requirements of statute or regulation applicable to such issuance. The Bank shall diligently endeavor to comply with all applicable securities laws before any options are granted hereunder and before any shares of

      Common Stock are issued pursuant to the exercise of such options.

Exhibit 5.1

                   [Pacific Capital Corporation Letterhead]


                                August 28 , 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

      Reference is made to the registration under the Securities Act of 1933 (the "Act") of an aggregate of 95,128 shares (the "Shares") of the Company's common stock, no par value of which (i) 8,745 shares are to offered under the San Benito Bank 1984 Amended Stock Option Plan (the "1984 Plan"), and (ii) 86,383 shares are to offered under the San Benito Bank 1995 Stock Option Plan (the "1995 Plan" and together with the 1984 Plan, collectively referred to as the "Plans").

      I have examined or considered originals or copies, certified or otherwise identified to my satisfaction, of the Company's Articles of Incorporation of the Company and Bylaws, the Plans, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate records as I have deemed necessary or appropriate for the expression of the opinions contained herein. I have also reviewed the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to the Shares.

      I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

      Based on the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the applicable Plan, will be duly and validly issued, fully paid and nonassessable.

      The foregoing opinion is limited to the federal laws of the United States of America and the California General Corporate Law, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                               By:/s/ Jay D. Smith

                              Jay D. Smith, General Counsel

Exhibit 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this S-8 registration statement of our report dated February 4, 2000, included in Pacific Capital Bancorp's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.

/s/ Arthur Anderson LLP
Los Angeles, California
August 29, 2000